SUBSIDIARIES OF THE REGISTRANT



                    M & R CORPORATION ("MRC"), Delaware


                         M & R Investment Company, Inc. ("MRI"), Nevada
                              wholly owned by MRC

                              SHF Acquisition Corporation, Nevada
                                   wholly owned by MRI

                              Southlake Acquisition Corporation, Nevada
                                   wholly owned by MRI

                    CONTINENTAL CALIFORNIA CORPORATION, Delaware
                         wholly owned by Registrant